UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

On December 10, 2020, SeaWorld Entertainment, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) increased the size of the Board from eight to ten directors and elected Timothy J. Hartnett and Kimberly K. Schaefer to serve as directors of the Company. Mr. Hartnett and Ms. Schaefer will assume their director roles effective December 9, 2020 (the “Effective Date”).

Mr. Hartnett, 54, has served as Chief Executive Officer of New Roc Management, a consulting firm focused on providing asset management and operational services and advice to a high net worth family since 2018. Mr. Hartnett has also served as Chief Executive Officer of White Fall Advisors, a consulting firm focused on providing financial and operational advice to various entities since 2016. Prior to that, Mr. Hartnett was a partner and most recently served as a Global Private Equity leader and held various other roles of increasing responsibility at PricewaterhouseCoopers during his tenure from 1988 to 2013. Mr. Hartnett received a B.A. in Accounting from Boston College, an M.B.A. in Finance from Columbia Business School and is a Certified Public Accountant (inactive).  Mr. Hartnett has significant experience working with companies across industry sectors and brings unique skills, particularly in finance and accounting.

Ms. Schaefer, 54, has served as President of Two Bit Circus, Inc., a startup concept focusing on social interactions using the latest in technology and gaming, since 2017. From 2009 to 2015, Ms. Schaefer served as Chief Executive Officer and a director of Great Wolf Resorts, Inc.  Prior to being appointed their Chief Executive Officer, Ms. Schaefer served as Chief Operating Officer/Chief Brand Officer from 2005 to 2008. Ms. Schaefer has served on the board of Hall of Fame Resort & Entertainment Company (NASDAQ) since July 2020 and served on the board of Education Realty Trust (NYSE) from 2016 to 2018.  Ms. Schaefer graduated from Edgewood College with a B.A. in Accounting and is a Certified Public Accountant (inactive). Ms. Schaefer has significant experience in the leisure, hospitality and entertainment sectors and brings unique skills, particularly in operations and marketing, as well as having served on the boards of various companies.

Neither Mr. Hartnett nor Ms. Schaefer have been appointed to any committees of the Board at this time.

There are no arrangements or understandings between any of Mr. Hartnett and Ms. Schaefer and any other persons pursuant to which Mr. Hartnett or Ms. Schaefer was elected to serve as a director of the Company. Neither Mr. Hartnett nor Ms. Schaefer have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation of Directors

Mr. Hartnett’s and Ms. Schaefer’s compensation for their services as non-employee directors will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of their service on the Board as set forth in the Company’s “Outside Director Compensation Policy,” as amended, included in the Company’s Current Report on Form 8-K filed on June 13, 2019 with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On December 10, 2020, the Company issued a press release to announce the election of Mr. Hartnett and Ms. Schaefer as directors of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information set forth under this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated December 10, 2020
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: December 10, 2020	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary